Schedule A

Fund	Date	Transaction	Number of shares	Price
Perceptive Life Sciences Master Fund, Ltd.	11/19/2025	Sale	1,382	$3.6116(1)
Perceptive LS (A), LLC	11/19/2025	Sale	155	$3.6116(1)
Perceptive Life Sciences Master Fund, Ltd.	11/20/2025	Sale	6,651	$3.1899(2)
Perceptive LS (A), LLC	11/20/2025	Sale	747	$3.1899(2)
Perceptive Life Sciences Master Fund, Ltd.	11/21/2025	Sale	16,725	$3.252(3)
Perceptive LS (A), LLC	11/21/2025	Sale	1,879	$3.252(3)
Perceptive Life Sciences Master Fund, Ltd.	11/24/2025	Sale	21,317	$3.10(4)
Perceptive LS (A), LLC	11/24/2025	Sale	2,395	$3.10(4)
Perceptive Life Sciences Master Fund, Ltd.	11/25/2025	Sale	42,299	$3.0014(5)
Perceptive LS (A), LLC	11/25/2025	Sale	4,751	$3.0014(5)

1 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.52 to $3.70 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

2 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.15 to $3.52 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

3 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.25 to $3.27 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

4 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.05 to $3.25 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.

5 The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $2.85 to $3.10 inclusive. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within such range.